UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): September 14, 2004

                          ASSURANCEAMERICA CORPORATION
             (Exact name of Registrant as specified in its charter)

            Nevada                         0-06334                87-0281240
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
incorporation or organization                                Identification No.)

                                  RiverEdge One
                                    Suite 600
                          5500 Interstate North Parkway
                             Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

                                 (770) 933-8911
              (Registrant's telephone number, including area code)

                                       N/A
                   (Former Name if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      On July 31, 2004, AssuranceAmerica Corporation (the "Company") purchased substantially all of the assets of Thomas-Cook Holding Company (the "Seller") pursuant to an Asset Purchase Agreement (the "Agreement") with Trustway Insurance Agencies, LLC, the Seller and James C. Cook. Pursuant to the Agreement, as consideration for the purchased assets, the Company paid the Seller $462,000 in cash, issued the Seller a promissory note in the amount of $1,078,000, and issued the Seller 1,320,000 shares of the Company's common stock.

      A portion of the Seller's assets that the Company purchased were subject to a right of first refusal held by Worldwide Insurance Network, Inc. ("WIN") to purchase such assets (the "WIN Assets"). On August 31, 2004, WIN filed a lawsuit in the Superior Court of Guilford County, North Carolina seeking, among other things: (a) a temporary restraining order and preliminary and permanent injunction restraining the Seller from transferring the WIN Assets to the Company; (b) a declaratory judgment that any such transfer of the WIN Assets to the Company would be invalid; and (c) damages and costs from the Company for tortuous interference with contract. The Seller subsequently agreed not to transfer the WIN Assets to the Company. The Company, the Seller and WIN are in the process of negotiating a definitive settlement that is mutually agreeable to all parties.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASSURANCEAMERICA CORPORATION


Date: September 14, 2004                /s/ Robert J. Cormican
                                        ----------------------------------------
                                        Robert J. Cormican
                                        Senior Vice President and Chief
                                        Financial Officer